Exhibit 99.3

SFX ENTERTAINMENT, INC. ANNOUNCES LAUNCH OF SECOND LIEN SENIOR SECURED NOTES OFFERING

NEW YORK, NY — January 28, 2014 — SFX Entertainment, Inc. (NASDAQ: SFXE) (“SFX”) announced today that it is launching the offering of $200 million aggregate principal amount of its second lien senior secured notes due 2019 (the “Notes”) in a private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

SFX intends to use the net proceeds from the proposed offering of the Notes to repay its existing debt, to finance certain acquisitions and for general corporate purposes, including funding future acquisitions and paying related fees and expenses.

The Notes will be fully and unconditionally guaranteed, jointly and severally, by each of SFX’s existing and future wholly owned domestic restricted subsidiaries as well as by its non-wholly owned domestic subsidiary SFX-Nightlife Operating, LLC (collectively, the ‘‘Guarantors’’). The Notes and the guarantees will be secured by a second-priority lien on substantially all of SFX’s and the Guarantors’ assets, subject to certain exceptions and permitted liens.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities proposed to be offered have not been registered under the Securities Act or qualified under any state securities laws or the laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The securities described herein will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. This notice is being issued pursuant to Rule 135c under the Securities Act.

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to enable EMC by providing fans with the best possible live experiences, music discovery and digital connectivity with our content and the broader EMC community.  SFX was borne out of the technology revolution, as the music industry evolved into DJ- and producer-led creations driven by social and digital consumer media.  SFX produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Nature One, Mayday and Ruhr-in-Love.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties and ticketing business. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on October 10, 2013, which is available on our Investor Relations website at www.sfxii.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the period ended December 31, 2013. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

Richard Rosenstein

Chief Financial Officer

646/561-6400

JCIR

Joseph Jaffoni

212/835-8500

sfxe@jcir.com

DKC

Edmund Tagliaferri

212-981-5182

edmund_tagliaferri@dkcnews.com